UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 10, 2011

Date of Report (date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware (State or other jurisdiction of incorporation or organization)	0-26994 (Commission File Number)	94-2901952 (I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
ITEM 9.01 Financial Statements and Exhibits
SIGNATURES

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2011, A. George (Skip) Battle, who has been a member of the Board of Directors of Advent Software, Inc. (the “Company”) since June 2005, notified the Company of his intention to not stand for re-election at the Company’s next Annual Meeting of Stockholders to be held on May 11, 2011. Mr. Battle will serve the remainder of his term as a director of the Board. Mr. Battle did not resign as a result of any disagreement with the Company relating to its operations, policies or practices.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 16, 2011 and effective as of Advent Software, Inc.’s (the “Company”) Annual Meeting of Stockholders on May 11, 2011, the Company’s Board of Directors (the “Board”) approved an amendment to Section 3.2 of the Company’s Bylaws to reduce the membership of the Board from seven to six members in connection with the resignation of Mr. Battle from the Company’s Board. The amended and restated Bylaws of the Company are attached and filed as Exhibit 3.2 to this current report on Form 8-K.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Exhibit Description
3.2	Amended and Restated Bylaws of Advent Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

		By:	/s/ James S. Cox
James S. Cox
Senior Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated:	March 16, 2011